UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 14, 2005

EQUIFAX INC.

(Exact name of registrant as specified in its charter)

Georgia	1-6605	58-040110
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1550 Peachtree Street, N.W. Atlanta, Georgia		30309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (404) 885-8000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Effective as of October 14, 2005, Equifax Inc., a Georgia corporation (“Equifax”), amended and restated its Rights Agreement dated as of October 25, 1995, as amended by Amendment to Rights Agreement dated as of July 7, 2001, between Equifax and SunTrust Bank, a Georgia banking corporation (“SunTrust”), as Rights Agent (the “Prior Agreement”).  The amendment and restatement is reflected in the Amended and Restated Rights Agreement dated as of October 14, 2005 between Equifax and SunTrust, as Rights Agent (the “Rights Agreement”).  As more fully described in and subject to the terms of the Rights Agreement, the Rights Agreement generally gives holders of Equifax’s Common Stock rights to acquire additional shares of Equifax’s Common Stock upon the occurrence of specified events.  SunTrust serves as Equifax’s stock transfer agent.

The amendments included in the Rights Agreement were approved by the Board of Directors and (a) extend the final expiration of the Prior Agreement from November 6, 2005 to November 6, 2015; (b) eliminate the double trigger feature by increasing the thresholds at which the Rights become exercisable and the “self-dealing” flip-in is triggered, in each case, from 15% to 20%; (c) change the exercise price of each right from $55 to $153.81; (d) add a provision for a TIDE (three year independent director evaluation) committee; (e) clarify that the Board of Directors of Equifax may in good faith determine that a disposition of common stock by a person inadvertently exceeding the permitted threshold has been made as promptly as practicable; and (f) make certain other clarifying changes.

The TIDE Committee will consist of independent members of the Board of Directors and will review and evaluate the Rights Agreement to consider whether it continues to be in the best interest of the Company, its shareholders and any other relevant constituencies of the Company (i) at least every three years and (ii) sooner if an acquisition proposal is made that the TIDE Committee believes would make such a review and evaluation appropriate.  Following such review, the TIDE Committee will communicate its conclusion to the Board of Directors, including any recommendation as to whether the Rights Agreement should be modified or the rights should be redeemed.  A copy of the Rights Agreement is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 3.03  Material Modification of Rights of Security Holders.

Item 1.01 is incorporated herein by this reference.

Item 9.01  Financial Statements and Exhibits.

(a)                                  Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Rights Agreement, dated as of October 14, 2005, by and between Equifax Inc. and SunTrust Bank, as Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUIFAX INC.

	By:	/s/Kent E. Mast
Kent E. Mast
Corporate Vice President and
General Counsel

Date October 18, 2005

Exhibit Index

The following exhibit is being filed with this report:

Exhibit No.	Description

4.1	Amended and Restated Rights Agreement, dated as of October 14, 2005, by and between Equifax Inc. and SunTrust Bank.